Exhibit 99.2

Contacts:

Gen-Probe Michael Watts Sr. director, investor relations and corporate communications 858-410-8673	3M Stephanie Sanderson 3M Public Relations 651-733-8588
For Immediate Release
3M, Gen-Probe Form Collaboration to Develop Rapid Molecular Tests to
Combat Healthcare-Associated Infections
ST. PAUL, Minn. and SAN DIEGO, April 30, 2007 – 3M (NYSE: MMM) and Gen-Probe (NASDAQ: GPRO) announced today that the companies have formed an exclusive worldwide collaboration to develop and commercialize rapid, easy-to-use nucleic acid tests to detect certain dangerous healthcare-associated infections (HCAIs) such as methicillin-resistant Staphylococcus aureus (MRSA).
“This collaboration further strengthens our medical diagnostics business and leading infection prevention portfolio by offering hospitals new rapid diagnostic tests to detect the presence of certain potentially destructive microbes before they spread and possibly infect other patients and workers,” said Chuck Kummeth, division vice president, 3M Medical Division. “We are excited to be working with Gen-Probe, an exciting and proven market leader, to bring this advanced diagnostic technology to the market.”
“We are delighted to work with one of the world’s leading infection control companies to employ our proprietary molecular technologies in the fight against healthcare-associated infections,” said Hank Nordhoff, Gen-Probe’s chairman, president and chief executive officer. “This collaboration exemplifies all the strategic elements we look for as we seek to broaden our business: a significant unmet medical need, a commercially attractive market, and a terrific partner.”
Under the terms of the agreement, Gen-Probe will be responsible for assay development, which 3M largely will fund. 3M will be responsible for integrating these assays onto one of its proprietary integrated instrument platforms, an easy-to-use molecular testing system that is expected to generate results in as little as one hour. Gen-Probe will conduct bulk manufacturing of assays, while 3M will produce disposables for use on its instrument. 3M will manage clinical trials and regulatory affairs, and handle global sales and marketing with co-promotion assistance from Gen-Probe’s sales representatives. 3M has agreed to pay milestones to Gen-Probe based on technical and commercial progress, and the companies will share profits from the sale of commercial products.
3M and Gen-Probe also are collaborating in the area of food safety through an agreement announced in December 2006 to develop rapid molecular tests that enhance food safety and increase the efficiency of testing for food manufacturers.
3M and Gen-Probe are recognized innovators in their respective fields. For example, both companies have received the National Medal of Technology, the nation’s highest honor for technological innovation. The medal is awarded to individuals and companies who “embody the spirit of American innovation and who have advanced the nation’s global competitiveness.”

About Healthcare-Associated Infections
In the United States, the Centers for Disease Control (CDC) estimate that approximately 90,000 deaths annually are attributable to HCAIsi. The CDC issued new guidelines in October 2006, outlining strategies to prevent the spread of drug-resistant infections in healthcare settings. The CDC recommended that healthcare facilities that do not improve their healthcare-associated infection rates implement screening of patients at high risk for carrying drug-resistant bacteria.
In the United States, current infection prevention patient screening activities include no screening, traditional cultures that provide results in 48 hours, or limited use of molecular diagnostics. 3M and Gen-Probe plan to introduce innovative molecular products that will simplify the diagnostic testing process and provide more rapid results than traditional microbiology tests for the detection of key microbes such as MRSA, vancomycin-resistant enterococcus, and Clostridium difficile.
HCAIs also are a persistent challenge for hospitals worldwide. A prevalence survey conducted under the auspices of the World Health Organization (WHO) in 55 hospitals in 14 countries, representing four WHO Regions (Europe, Eastern Mediterranean, South-East Asia and Western Pacific), showed an average of 8.7 percent of hospital patients had HCAIs. At any time, over 1.4 million people worldwide suffer from infectious complications acquired in hospitalsii.
About 3M Health Care
3M Health Care recently launched 3M Medical Diagnostics, a business unit that will focus on developing and commercializing rapid diagnostic product solutions for the detection of key infectious pathogens.
Since inventing Ioban Antimicrobial Incise Surgical Drapes more than 30 years ago, 3M has been a worldwide leader in developing healthcare products and services that assist in infection prevention and control. 3M Health Care, one of 3M’s six major business segments, is dedicated to improving the practice, delivery and outcome of patient care and is a leading provider of solutions for medical, oral care, drug delivery and health information markets.
About 3M — A Global, Diversified Technology Company
Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company’s customers know they can rely on 3M to help make their lives better. 3M’s brands include Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti. Serving customers around the world, the people of 3M use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation. For more information, including the latest product and technology news, visit www.3M.com. Ioban, Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti are trademarks of 3M.

About Gen-Probe
Gen-Probe Incorporated is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective nucleic acid tests (NATs) that are used primarily to diagnose human diseases and screen donated human blood. Gen-Probe has more than 24 years of NAT expertise, and received the 2004 National Medal of Technology, America’s highest honor for technological innovation, for developing NAT assays for blood screening. Gen-Probe is headquartered in San Diego and employs approximately 1,000 people. For more information, go to www.gen-probe.com.
Caution Regarding Forward-Looking Statements
Any statements in this press release about 3M’s or Gen-Probe’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. For example, statements concerning new product development, regulatory approvals, customer adoption and financial milestones are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to, the risk that: (i) Gen-Probe’s assays for HCAIs will not be successfully developed or integrated onto 3M’s instrument, (ii) new products, such as assays to detect HCAIs or the 3M instrument, will not be cleared for marketing in the timeframes we expect, if at all, (iii) the market for the sale of new products may not develop as expected, (iv) we may not be able to compete effectively, (v) we may not be able to maintain our current corporate collaborations and (vi) competitors may challenge our intellectual property rights. The foregoing describes some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see the documents that 3M and Gen-Probe file with the SEC, including the most recent annual reports on Form 10-K and all subsequent periodic reports. Neither 3M nor Gen-Probe assume any obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.
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[i]	AJIC: American Journal of Infection Control. 33(4):217-226, May 2005

ii	PREVENTION OF HOSPITAL-ACQUIRED INFECTIONS: A PRACTICAL GUIDE – WHO/CDS/CSR/EPH/2002.12